UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2005

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING INFORMATION

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934 regarding the plans and objectives of management for future operations and market trends and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

Item 1.01:	Entry Into A Material Definitive Agreement

On November 21, 2005 the Registrant entered into a transfer agreement pursuant to which it will transfer and convey to Regal Securities, Inc. all of the active and inactive customer accounts associated with its discount brokerage business for a purchase price of $452,000. The closing of the transaction is subject to usual and customary closing conditions for transactions of this kind including the sending of appropriate notices to customers.

Item 3.01:	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;

Transfer of Listing

On November 23, 2005, the Registrant issued a press release disclosing that on November 15, 2005 it had received notice from the staff of the American Stock Exchange (“AMEX”) indicating that the Registrant no longer complies with the AMEX’s continued listing standards due to having shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years, as set forth in Section 1003(a)(ii) of the AMEX Company Guide, and that its securities are, therefore, subject to being delisted from AMEX. In its quarterly report on Form 10-Q for the period ended September 30, 2005, the Registrant reported shareholders’ equity of approximately $2,944,000. Subsequent to that date the Registrant has increased its shareholders’ equity through the sale of its discount brokerage operation. The Registrant has appealed this staff determination and requested a hearing before a committee of the Exchange.

Management believes that the already completed sale of its discount brokerage business coupled with pending equity raising transactions will enable it to regain compliance. However there can be no assurance that the Registrant will be able to regain compliance. In the event of delisting, the Registrant’s stock would be traded on the OTC Bulletin Board.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01:      Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.13

Transfer Agreement by and among Empire Financial Holding Company, Empire Financial Group, Inc., Regal Securities, Inc., and Penson Financial Services, Inc., as Clearing Broker dated as of November 21, 2005

99.1	Press Release dated November 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: November 23, 2005	By:	/s/ Steve Rabinovici
Steve Rabinovici
Chief Executive Officer